Exhibit 99.1

NEWS RELEASE

Range Announces Second Quarter 2021 Financial Results

FORT WORTH, TEXAS, July 26, 2021…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its second quarter 2021 financial results.

Highlights –

•
Realizations before index hedges of $3.25 per mcfe, or approximately $0.41 above NYMEX natural gas
•
Pre-hedge NGL realization of $27.92 per barrel, highest since 2014
•
NGL differential of $2.24 per barrel above Mont Belvieu
•
Natural gas differentials, including basis hedging, averaged $0.39 per mcf below NYMEX
•
All-in second quarter capital spending was $120 million, approximately 28% of the annual budget
•
Production averaged 2.10 Bcfe per day, approximately 31% liquids
•
Redeemed $63.3 million of senior notes and senior subordinated notes due between 2021 and 2023
•
Reduced total debt outstanding by approximately $66 million
•
Range committed to a pilot project with Project Canary to certify the production of responsibly sourced natural gas (RSG)

Commenting on the quarter, Jeff Ventura, the Company’s CEO said, “Range continues to make progress on key objectives: improving margins with a focus on cost structure, generating free cash flow, and operating safely while maintaining peer-leading capital efficiency.  Range generated solid free cash flow for the quarter, investing $120 million in second quarter with corresponding cash flow from operations before changes in working capital of $177 million. Range remains committed to disciplined capital spending and generating sustainable free cash flow and at current strip pricing, we expect Range to rapidly approach our long-term balance sheet targets. We believe Range is differentiated as a result of our low sustaining capital, competitive cost structure, marketing strategies, environmental leadership and importantly, our multi-decade core inventory life, which is an increasingly important competitive advantage.”

Financial Discussion

Except for generally accepted accounting principles (GAAP) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, stock-based compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, production and ad valorem taxes, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

Second Quarter 2021

GAAP revenues for second quarter 2021 totaled $435 million, GAAP net cash provided from operating activities (including changes in working capital) was $174 million, and GAAP net earnings was a loss of $156 million ($0.65 per diluted share).  Second quarter earnings results include a $250 million derivative fair value loss due to increases in commodity prices.

Non-GAAP revenues for second quarter 2021 totaled $644 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $177 million.  Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $59 million ($0.24 per diluted share) in second quarter 2021.

The following table details Range’s average production and realized pricing for second quarter 2021(a):

	2Q21 Production & Realized Pricing
	Natural Gas (Mcf)	Oil (Bbl)	NGLs (Bbl)	Natural Gas Equivalent (Mcfe)

Net Production per day	1,449,307	8,539	100,587	2,104,064

Average index price(b)	$ 2.84	$ 65.96	$ 25.68
Differential	(0.40)	(8.36)	2.24
Basis hedging	0.01	—	—
Realized prices before index hedges	$ 2.45	$ 57.60	$ 27.92	$ 3.25
Settled index hedges	(0.07)	(15.39)	(2.28)	(0.21)
Average realized prices after hedges	$ 2.38	$ 42.21	$ 25.64	$ 3.04

(a)
May not add due to rounding
(b)
Indexes include NYMEX-Henry Hub, NYMEX-WTI and OPIS-Mont Belvieu for natural gas, oil and NGLs, respectively

Total production for second quarter 2021 averaged approximately 2.10 net Bcfe per day. By area, southwest Marcellus production averaged 2.0 Bcfe per day while the northeast Marcellus assets averaged 77 net Mmcf per day during the quarter.

Second quarter 2021 natural gas, natural gas liquids (NGL) and oil price realizations (including the impact of cash-settled hedges and derivative settlements which correspond to analysts’ estimates) averaged $3.04 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $2.45 per mcf, or a ($0.39) per mcf differential to NYMEX. The Company’s average 2021 natural gas differential to NYMEX remains within an expected range of ($0.30) to ($0.40) per mcf.

•
Pre-hedge NGL realizations were $27.92 per barrel, an improvement of $1.56 per barrel versus the first quarter of 2021 and a $2.24 premium to the Mont Belvieu equivalent barrel. The Company’s average 2021 premium differential to the Mont Belvieu equivalent barrel remains within an expected range of $0.50 - $2.00 per barrel for 2021.

•
Crude oil and condensate price realizations, before realized hedges, averaged $57.60 per barrel, or $8.36 below WTI (West Texas Intermediate). Range’s estimated condensate differential to WTI during 2021 remains within an expected range of $7-$9 below NYMEX.

The following table details Range’s unit costs per mcfe(a):

Expenses	2Q 2021 ($/Mcfe)	2Q 2020 ($/Mcfe)	Increase (Decrease)

Direct operating(a)	$0.10	$0.11	(9%)
Transportation, gathering, processing and compression	1.48	1.30	14%
Production and ad valorem taxes	0.04	0.03	33%
General and administrative(a)	0.16	0.13	23%
Interest expense(a)	0.29	0.22	32%
Total cash unit costs(b)	2.07	1.79	15%
Depletion, depreciation and amortization (DD&A)	0.47	0.49	(4%)
Total unit costs plus DD&A(b)	$2.54	$2.28	11%
(a)
Excludes stock-based compensation, legal settlements and amortization of deferred financing costs.
(b)
May not add due to rounding.

Capital Expenditures

Second quarter 2021 drilling and completion expenditures were $115.7 million. In addition, during the quarter, $4.5 million was invested on acreage leasehold, gathering systems and other. Total capital expenditures year to date were $226 million at the end of the second quarter. Range remains on track to spend at or below the total capital budget of $425 million in 2021.

Financial Position

In April 2021, Range redeemed outstanding principal amounts of senior notes due in 2021 and 2022 totaling approximately $26.0 million and senior subordinated notes due in 2021, 2022 and 2023 totaling approximately $37.3 million.

As of June 30, 2021, Range had total debt outstanding of $3.1 billion, consisting of $121 million in bank debt and $2.95 billion in senior notes. The Company has approximately $750 million in senior notes that mature through 2023, which are expected to be retired with projected free cash flow at current strip pricing. Range had over $1.9 billion of borrowing capacity under the bank credit facility commitment amount at the end of the second quarter.

Operational Activity

The table below summarizes estimated activity for 2021 regarding the number of wells to sales for each area.

	Wells TIL 2Q 2021	Calendar 2021 Planned TIL	Remaining 2021
SW PA Super-Rich	3	17	8
SW PA Wet	12	18	3
SW PA Dry	10	24	7
Total Wells	25	59	18

NGL Marketing and Transportation

In second quarter, Range began utilizing an additional 5,000 barrels per day of Mariner East capacity to transport NGLs to export markets. Range’s second quarter NGL differential benefitted from a diversified marketing strategy with flexibility in product placement and sales timing. Range’s unhedged realized NGL price for the second quarter was $27.92 per barrel, a $2.24 premium to Mont Belvieu. This represents the highest premium to Mont Belvieu in Company history and, in absolute terms, the highest quarterly NGL price since 2014. As a result of export timing, the second quarter NGL barrel included a higher percentage of propane and heavier products, thereby improving the quarterly differential. During second half 2021 the Company expects strong fundamentals to result in higher absolute prices for domestic propane and butane, compressing arbitrage premiums of U.S. exports. Coupled with a lighter barrel from export timing and seasonality in domestic NGL sales, Range expects lower premiums to Mont Belvieu but improving overall NGL price realizations in a globally competitive price environment. Range’s 2021 premium NGL differential is expected to be within a $0.50 to $2.00 per barrel range for the full year, showing the benefit of a diversified NGL portfolio and access to international markets.

For reference, Range’s forecasted 2021 pre-hedge NGL realization has increased by approximately $7 per barrel since February, resulting in an increase of approximately $250 million in forecasted revenue. As a result of higher NGL prices and the effect of Range’s price-linked processing contracts, Range is increasing guidance for 2021 GP&T expense to $1.43 to $1.47 per mcfe. Net of projected processing costs, Range’s forecasted pre-hedge cash flow from NGL sales in 2021 has increased by approximately $200 million since February. As previously disclosed, Range expects GP&T expense to decline annually in 2022 and beyond based on existing gathering contracts. The reduction in annual gathering expenses relative to 2021 totals approximately $70 million by 2025 and greater than $100 million by 2030.

Guidance – 2021

Capital & Production Guidance

Range’s 2021 all-in capital budget is $425 million. Production for full-year 2021 is expected to average approximately 2.15 Bcfe per day, with ~30% attributed to liquids production.

Full Year 2021 Expense Guidance

Direct operating expense:	$0.09 - $0.11 per mcfe
Transportation, gathering, processing and compression expense:	$1.43 - $1.47 per mcfe
Production tax expense:	$0.02 - $0.04 per mcfe
Exploration expense:	$20.0 - $25.0 million
G&A expense:	$0.15 - $0.16 per mcfe
Interest expense:	$0.26 - $0.28 per mcfe
DD&A expense:	$0.47 - $0.50 per mcfe
Net brokered gas marketing net expense:	$2.0 - $10.0 million

Full Year 2021 Price Guidance

Based on current market indications, Range expects to average the following price differentials for its production in 2021.

Natural Gas:(1)	NYMEX minus $0.30 to $0.40
Natural Gas Liquids (including ethane):(2)	Mont Belvieu plus $0.50 to $2.00 per barrel
Oil/Condensate:	WTI minus $7.00 to $9.00

(1) Including basis hedging

(2) Weighting based on 53% ethane, 27% propane, 7% normal butane, 4% iso-butane and 9% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help maintain a strong, flexible financial position. As of July 16, 2021, Range had more than 75% of its expected second half 2021 natural gas and condensate production hedged. Range also had over 35% of its projected second half 2021 net NGL revenue hedged as of July 16th. For details, please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged basis for natural gas and NGL volumes to limit volatility between published pricing benchmarks and regional sales prices. The combined fair value of the natural gas basis, NGL freight and spread hedges as of June 30, 2021 was a net gain of $26 million.

Conference Call Information

A conference call to review the financial results is scheduled on Tuesday, July 27 at 9:00 a.m. ET. To participate in the call, please dial (877) 928-8777 and provide conference code 1553208 about 10 minutes prior to the scheduled start time.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until August 27.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). The Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures on its website.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each line in the statement of operations to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s quarterly report on Form 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused on stacked-pay projects in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas.  More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events.  Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contacts:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contacts:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS

Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	%	2021	2020	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$621,855	$349,258		$1,225,202	$781,354
Derivative fair value (loss) income	(249,683)	(6,303)		(307,562)	226,872
Brokered natural gas, marketing and other (b)	61,523	33,309		142,025	61,698
ARO settlement (b)	(1)	(12)		—	(12)
Other (b)	1,028	294		1,089	554
Total revenues and other income	434,722	376,546	15%	1,060,754	1,070,466	-1%

Costs and expenses:
Direct operating	19,418	23,960		36,741	55,545
Direct operating – non-cash stock-based compensation (c)	340	434		667	884
Transportation, gathering, processing and compression	282,844	278,875		557,174	563,640
Production and ad valorem taxes	8,414	5,557		13,039	14,576
Brokered natural gas and marketing	68,561	37,993		140,446	70,204
Brokered natural gas and marketing – non-cash stock-based compensation (c)	443	168		893	581
Exploration	4,666	7,655		9,818	14,402
Exploration – non-cash stock-based compensation (c)	362	372		748	702
Abandonment and impairment of unproved properties	2,177	5,524		5,206	10,937
General and administrative	30,742	28,333		58,902	61,343
General and administrative – non-cash stock-based compensation (c)	9,382	9,179		18,787	17,208
General and administrative – lawsuit settlements	118	776		557	1,591
General and administrative – bad debt expense	—	—		—	400
Exit and termination costs	(15,946)	10,297		(2,232)	11,892
Deferred compensation plan (d)	35,462	12,587		55,273	4,050
Interest expense	54,965	46,489		109,556	91,946
Interest expense – amortization of deferred financing costs (e)	2,322	2,135		4,609	4,196
Loss (gain) on early extinguishment of debt	63	(8,991)		98	(21,914)
Depletion, depreciation and amortization	90,629	104,626		179,012	207,612
Impairment of proved properties	—	—		—	77,000
(Gain) loss on sale of assets	(2,506)	426		(646)	(121,673)
Total costs and expenses	592,456	566,395	5%	1,188,648	1,065,122	12%

(Loss) income before income taxes	(157,734)	(189,849)	-17%	(127,894)	5,344	nm %

Income tax expense (benefit):
Current	2,569	(3)		2,737	(366)
Deferred	(3,831)	(22,263)		(1,310)	7,098
	(1,262)	(22,266)		1,427	6,732

Net loss	$(156,472)	$(167,583)	-7%	$(129,321)	$(1,388)	nm %

Net Loss Income Per Common Share:
Basic	$(0.65)	$(0.70)		$(0.53)	$(0.01)
Diluted	$(0.65)	$(0.70)		$(0.53)	$(0.01)

Weighted average common shares outstanding, as reported:
Basic	242,592	239,472	1%	242,377	242,717	0%
Diluted	242,592	239,472	1%	242,377	242,717	0%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	June 30,	December 31,
	2021	2020
	(Unaudited)	(Audited)
Assets
Current assets	$313,847	$266,508
Derivative assets	47,348	40,012
Natural gas and oil properties, successful efforts method	5,733,399	5,686,809
Transportation and field assets	3,826	4,161
Operating lease right-of-use assets	52,291	63,581
Other	78,722	75,865
	$6,229,433	$6,136,936

Liabilities and Stockholders’ Equity
Current liabilities	$669,953	$673,445
Asset retirement obligations	6,689	6,689
Derivative liabilities	249,277	26,707

Bank debt	114,025	693,123
Senior notes	2,922,632	2,329,745
Senior subordinated notes	—	17,384
Total debt	3,036,657	3,040,252

Deferred tax liability	134,000	135,267
Derivative liabilities	22,367	9,746
Deferred compensation liability	121,010	81,481
Operating lease liabilities	32,770	43,155
Asset retirement obligations and other liabilities	87,336	91,157
Divestiture contract obligation	346,113	391,502

Common stock and retained earnings	1,553,684	1,668,146
Other comprehensive loss	(338)	(479)
Common stock held in treasury stock	(30,085)	(30,132)
Total stockholders’ equity	1,523,261	1,637,535
	$6,229,433	$6,136,936

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	%	2021	2020	%

Total revenues and other income, as reported	$434,722	$376,546	15%	$1,060,754	$1,070,466	-1%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement loss (gain)	209,370	125,803		227,854	(7,443)
ARO settlement loss	1	12		—	12
Total revenues, as adjusted, non-GAAP	$644,093	$502,361	28%	$1,288,608	$1,063,035	21%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net loss	$(156,472)	$(167,583)	$(129,321)	$(1,388)
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax (benefit) expense	(3,831)	(22,263)	(1,310)	7,098
Depletion, depreciation, amortization and impairment	90,629	104,626	179,012	284,612
Abandonment and impairment of unproved properties	2,178	5,524	5,206	10,937
Derivative fair value loss (income)	249,683	6,303	307,562	(226,872)
Cash settlements on derivative financial instruments	(40,313)	119,500	(79,708)	219,429
Divestiture contract obligation	(16,130)	—	(3,135)	—
Allowance for bad debts	—	—	—	400
Amortization of deferred issuance costs and other	2,177	1,741	4,259	3,398
Deferred and stock-based compensation	45,059	22,637	75,113	23,113
(Gain) loss on sale of assets and other	(2,506)	426	(646)	(121,673)
Loss (gain) on early extinguishment of debt	63	(8,991)	98	(21,914)

Changes in working capital:
Accounts receivable	(15,992)	19,045	(49,138)	103,390
Inventory and other	(1,001)	376	(879)	(4,056)
Accounts payable	(13,178)	(46,013)	21,240	(27,353)
Accrued liabilities and other	33,817	43,434	(44,918)	(45,853)
Net changes in working capital	3,646	16,842	(73,695)	26,128
Net cash provided from operating activities	$174,183	$78,762	$283,435	$203,268

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided from operating activities, as reported	$174,183	$78,762	$283,435	$203,268
Net changes in working capital	(3,646)	(16,842)	73,695	(26,128)
Exploration expense	4,666	7,655	9,818	14,402
Lawsuit settlements	118	776	557	1,591
Exit and termination costs	184	10,297	394	11,892
Non-cash compensation adjustment	1,075	509	2,114	1,122
Cash flow from operations before changes in working capital – non-GAAP measure	$176,580	$81,157	$370,013	$206,147

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Basic:
Weighted average shares outstanding	249,694	245,879	249,008	247,516
Stock held by deferred compensation plan	(7,102)	(6,407)	(6,631)	(4,799)
Adjusted basic	242,592	239,472	242,377	242,717

Dilutive:
Weighted average shares outstanding	249,694	245,879	249,008	247,516
Dilutive stock options under treasury method	(7,102)	(6,407)	(6,631)	(4,799)
Adjusted dilutive	242,592	239,472	242,377	242,717

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	%	2021	2020	%
Natural gas, NGL and oil sales components:
Natural gas sales	$321,565	$214,207		$657,366	$467,456
NGL sales	255,533	124,383		485,941	267,622
Oil sales	44,757	10,668		81,895	46,276
Total oil and gas sales, as reported	$621,855	$349,258	78%	$1,225,202	$781,354	57%

Derivative fair value (loss) income, as reported:	$(249,683)	$(6,303)		$(307,562)	$226,872
Cash settlements on derivative financial instruments – loss (gain):
Natural gas	7,514	(90,837)		8,862	(171,009)
NGLs	20,838	(6,905)		51,757	(16,948)
Crude Oil	11,961	(21,758)		19,089	(31,472)
Total change in fair value related to derivatives prior to settlement, a non-GAAP measure	$(209,370)	$(125,803)		$(227,854)	$7,443

Transportation, gathering, processing and compression components:
Natural gas	$158,637	$167,367		$320,297	$337,208
NGLs	123,758	110,718		236,428	225,642
Oil	449	790		449	790
Total transportation, gathering, processing and compression, as reported	$282,844	$278,875		$557,174	$563,640

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$314,051	$305,044		$648,504	$638,465
NGL sales	234,695	131,288		434,184	284,570
Oil sales	32,796	32,426		62,806	77,748
Total	$581,542	$468,758	24%	1,145,494	1,000,783	14%

Production of oil and gas during the periods (a):
Natural gas (mcf)	131,886,931	151,127,582	-13%	262,215,672	296,888,174	-12%
NGL (bbl)	9,153,411	9,716,261	-6%	17,896,355	19,349,296	-8%
Oil (bbl)	777,067	720,125	8%	1,535,058	1,588,422	-3%
Gas equivalent (mcfe) (b)	191,469,799	213,745,898	-10%	378,804,150	422,514,482	-10%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,449,307	1,660,743	-13%	1,448,705	1,631,254	-11%
NGL (bbl)	100,587	106,772	-6%	98,875	106,315	-7%
Oil (bbl)	8,539	7,913	8%	8,481	8,728	-3%
Gas equivalent (mcfe) (b)	2,104,064	2,348,856	-10%	2,092,841	2,321,508	-10%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$2.44	$1.42	72%	$2.51	$1.57	59%
NGL (bbl)	$27.92	$12.80	118%	$27.15	$13.83	96%
Oil (bbl)	$57.60	$14.81	289%	$53.35	$29.13	83%
Gas equivalent (mcfe) (b)	$3.25	$1.63	99%	$3.23	$1.85	75%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$2.38	$2.02	18%	$2.47	$2.15	15%
NGL (bbl)	$25.64	$13.51	90%	$24.26	$14.71	65%
Oil (bbl)	$42.20	$45.03	-6%	$40.91	$48.95	-16%
Gas equivalent (mcfe) (b)	$3.04	$2.19	38%	$3.02	$2.37	28%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$1.18	$0.91	29%	$1.25	$1.01	23%

NGL (bbl)	$12.12	$2.12	472%	$11.05	$3.05	263%
Oil (bbl)	$41.63	$43.93	-5%	$40.62	$48.45	-16%
Gas equivalent (mcfe) (b)	$1.56	$0.89	76%	$1.55	$1.03	50%

Transportation, gathering and compression expense per mcfe	$1.48	$1.30	13%	$1.47	$1.33	10%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure (Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

(Loss) income from operations before income taxes, as reported	$(157,734)	$(189,849)	$(127,894)	$5,344
Adjustment for certain special items:
(Gain) loss on sale of assets	(2,506)	426	(646)	(121,673)
Loss (gain) on ARO settlements	1	12	—	12
Change in fair value related to derivatives prior to settlement	209,370	125,803	227,854	(7,443)
Abandonment and impairment of unproved properties	2,177	5,524	5,206	10,937
Loss (gain) on early extinguishment of debt	63	(8,991)	98	(21,914)
Impairment of proved property and other assets	—	—	—	77,000
Lawsuit settlements	118	776	557	1,591
Exit and termination costs	(15,946)	10,297	(2,232)	11,892
Brokered natural gas and marketing – non-cash stock-based compensation	443	168	893	581
Direct operating – non-cash stock-based compensation	340	434	667	884
Exploration expenses – non-cash stock-based compensation	362	372	748	702
General & administrative – non-cash stock-based compensation	9,382	9,179	18,787	17,208
Deferred compensation plan – non-cash adjustment	35,462	12,587	55,273	4,050

Income (loss) before income taxes, as adjusted	81,532	(33,262)	179,311	(20,829)

Income tax expense (benefit), as adjusted
Current	2,569	(3)	2,737	(366)
Deferred (a)	20,383	(8,315)	44,828	(5,207)

Net income (loss) excluding certain items, a non-GAAP measure	$58,580	$(24,944)	$131,746	$(15,256)

Non-GAAP income (loss) per common share
Basic	$0.24	$(0.10)	$0.54	$(0.06)
Diluted	$0.24	$(0.10)	$0.54	$(0.06)

Non-GAAP diluted shares outstanding, if dilutive	247,926	239,472	247,806	242,717

(a) Deferred taxes are estimated to be approximately 25% for 2021 and 2020.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME (LOSS), EXCLUDING CERTAIN ITEMS AND ADJUSTMENT EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net loss, as reported	$(156,472)	$(167,583)	$(129,321)	$(1,388)
Adjustment for certain special items:
(Gain) loss on sale of assets	(2,506)	426	(646)	(121,673)
Loss (gain) on ARO settlements	1	12	—	12
Loss (gain) on early extinguishment of debt	63	(8,991)	98	(21,914)
Change in fair value related to derivatives prior to settlement	209,370	125,803	227,854	(7,443)
Impairment of proved property	—	—	—	77,000
Abandonment and impairment of unproved properties	2,177	5,524	5,206	10,937
Lawsuit settlements	118	776	557	1,591
Exit and termination costs	(15,946)	10,297	(2,232)	11,892
Non-cash stock-based compensation	10,527	10,153	21,095	19,375
Deferred compensation plan	35,462	12,587	55,273	4,050
Tax impact	(24,214)	(13,948)	(46,138)	12,305

Net income (loss) excluding certain items, a non-GAAP measure	$58,580	$(24,944)	$131,746	$(15,256)

Net loss per diluted share, as reported	$(0.65)	$(0.70)	$(0.53)	$(0.01)
Adjustment for certain special items per diluted share:
(Gain) loss on sale of assets	(0.01)	0.00	(0.00)	(0.50)
Loss (gain) on ARO settlements	0.00	0.00	—	0.00
Loss (gain) on early extinguishment of debt	0.00	(0.04)	0.00	(0.09)
Change in fair value related to derivatives prior to settlement	0.86	0.53	0.94	(0.03)
Impairment of proved property and other assets	—	—	—	0.32
Abandonment and impairment of unproved properties	0.01	0.02	0.02	0.05
Lawsuit settlements	0.00	0.00	0.00	0.01
Exit and termination costs	(0.07)	0.04	(0.01)	0.05
Non-cash stock-based compensation	0.04	0.04	0.09	0.08
Deferred compensation plan	0.15	0.05	0.23	0.02
Adjustment for rounding differences	0.01	0.02	(0.01)	(0.01)
Tax impact	(0.10)	(0.06)	(0.19)	0.05

Net income (loss) per diluted share, excluding certain items, a non-GAAP measure	$0.24	$(0.10)	$0.54	$(0.06)

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.24	$(0.10)	$0.54	$(0.06)
Diluted	$0.24	$(0.10)	$0.54	$(0.06)

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues
Natural gas, NGL and oil sales, as reported	$621,855	$349,258	$1,225,202	$781,354
Derivative fair value (loss) income, as reported	(249,683)	(6,303)	(307,562)	226,872
Less non-cash fair value loss (gain)	209,370	125,803	227,854	(7,443)
Brokered natural gas and marketing and other, as reported	62,550	33,591	143,114	62,240
Less ARO settlement and other (gains) losses	(1,027)	(282)	(1,089)	(542)
Cash revenue applicable to production	643,065	502,067	1,287,519	1,062,481

Expenses
Direct operating, as reported	19,758	24,394	37,408	56,429
Less direct operating stock-based compensation	(340)	(434)	(667)	(884)
Transportation, gathering and compression, as reported	282,844	278,875	557,174	563,640
Production and ad valorem taxes, as reported	8,414	5,557	13,039	14,576
Brokered natural gas and marketing, as reported	69,004	38,161	141,339	70,785
Less brokered natural gas and marketing stock-based compensation	(443)	(168)	(893)	(581)
General and administrative, as reported	40,242	38,288	78,246	80,542
Less G&A stock-based compensation	(9,382)	(9,179)	(18,787)	(17,208)
Less lawsuit settlements	(118)	(776)	(557)	(1,591)
Interest expense, as reported	57,287	48,624	114,165	96,142
Less amortization of deferred financing costs	(2,322)	(2,135)	(4,609)	(4,196)
Cash expenses	464,944	421,207	915,858	857,654

Cash margin, a non-GAAP measure	$178,121	$80,860	$371,661	$204,827

Mmcfe produced during period	191,470	213,746	378,804	422,514

Cash margin per mcfe	$0.93	$0.38	$0.98	$0.48

RECONCILIATION OF (LOSS) INCOME BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

(Loss) income before income taxes, as reported	$(157,734)	$(189,849)	$(127,894)	$5,344
Adjustments to reconcile (loss) income before income taxes to cash margin:
ARO settlements and other gains	(1,027)	(282)	(1,089)	(542)
Derivative fair value loss (income)	249,683	6,303	307,562	(226,872)
Net cash receipts on derivative settlements	(40,313)	119,500	(79,708)	219,429
Exploration expense	4,666	7,655	9,818	14,402
Lawsuit settlements	118	776	557	1,591
Exit and termination costs	(15,946)	10,297	(2,232)	11,892
Deferred compensation plan	35,462	12,587	55,273	4,050
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	10,527	10,153	21,095	19,375
Interest – amortization of deferred financing costs	2,322	2,135	4,609	4,196
Depletion, depreciation and amortization	90,629	104,626	179,012	207,612
(Gain) loss on sale of assets	(2,506)	426	(646)	(121,673)
Loss (gain) on early extinguishment of debt	63	(8,991)	98	(21,914)
Impairment of proved property and other assets	—	—	—	77,000
Abandonment and impairment of unproved properties	2,177	5,524	5,206	10,937
Cash margin, a non-GAAP measure	$178,121	$80,860	$371,661	$204,827